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                                                                  Exhibit(a)(4)

                               SUPPLEMENT NO. 1 TO
                           OFFER TO PURCHASE FOR CASH
                                 up to 22,366.5

                      Units of Limited Partnership Interest
                                       in

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                              For $160 NET PER UNIT
                                       by

                         QUADRANGLE ASSOCIATES I L.L.C.

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             OUR OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL
          EXPIRE AT 12:00 MIDNIGHT NEW YORK TIME, ON SEPTEMBER 30, 1999,
          UNLESS EXTENDED.
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         On August 23, 1999, we offered to purchase up to 22,366.5 (49%) of the outstanding units of limited partnership interest of Winthrop Partners 80 Limited Partnership ("your partnership") for a purchase price of $160 per limited partnership interest, net to you in cash, without interest, upon the terms and subject to the conditions set forth in our offer to purchase dated August 23, 1999 and in the related letter of transmittal. Capitalized terms used in this Supplement No. 1 that are not defined shall have the meaning given to such term in our offer to purchase.

         The purpose of this Supplement No. 1 is to advise you that (i) the expiration date of our offer has been extended to 12:00 midnight, New York Time on September 30, 1999 and (ii) the litigation entitled Richard Lewis and City Partnerships v. Winthrop Financial Associates et. al., referenced in "Section
13. Background of the Offer" of our offer to purchase was dismissed on August 16, 1999 on the grounds that the plaintiffs have no individual claims. It is possible that the plaintiffs may re-file this action as a derivative action.

                                          QUADRANGLE ASSOCIATES I L.L.C.

September 20, 1999

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